                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                FILM ROMAN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4585357
                      (I.R.S. Employer Identification No.)

                      12020 CHANDLER BOULEVARD, SUITE 200
                       NORTH HOLLYWOOD, CALIFORNIA 91607
                    (Address of Principal Executive Offices)

  1996 STOCK OPTION PLAN, 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN AND
                  2000 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   JOHN HYDE
                            CHIEF EXECUTIVE OFFICER
                                FILM ROMAN, INC.
                      12020 CHANDLER BOULEVARD, SUITE 200
                       NORTH HOLLYWOOD, CALIFORNIA 91607
              (Name and Address of Agent for Service)   (Zip Code)

                                 (818) 761-2544
         (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                             Dawn Anaiscourt, Esq.
                               Klein & Martin LLP
                       2029 Century Park East, Suite 2550
                         Los Angeles, California 90067
                                 (310) 201-2581

   AMENDMENT AND RESTATEMENT OF THE 1996 STOCK OPTION PLAN AND THE 1999 NON-
                      EMPLOYEE DIRECTORS STOCK OPTION PLAN

    In March 2000, the Board of Directors of Film Roman, Inc., a Delaware corporation (the "Registrant"), approved the amendment and restatement of the 1996 Stock Option Plan and the 1999 Non-Employee Directors Stock Option Plan (collectively, the "Plans") into one plan to be renamed the 2000 Amended and Restated Stock Option Plan of Film Roman, Inc. (the "2000 Plan"). The Film Roman stockholders subsequently approved the amendment and restatement of the Plans on June 14, 2000. The purpose of the amendment and restatement of the Plans was to clarify certain provisions of the Plans and to combine such Plans into one stock option plan, as described in the Definitive Proxy Statement filed by the Registrant on May 1, 2000, and hereby incorporated by reference. The text of the 2000 Plan is set forth as Annex A to the Definitive Proxy Statement.

    This Post-Effective Amendment (the "Post-Effective Amendment") on Form S-8 is for the amendment of the Registrant's Registration Statements on Form S-8 filed on January 8, 1997 (file number 333-19387); June 16, 1999 (file number 333-80779), October 29, 1999 (file number 333-90003), and October 29, 1999,
(file number 333-90009), relating to the sale of up to 2,200,000 shares of common stock, par value $0.01 per share, of Registrant's common stock to be issued in connection with options, shares or rights to acquire shares granted under the Plans, with such shares now issuable under the 2000 Plan, as described above.

ITEM 8.  EXHIBITS.

    4.1 Amended and Restated 2000 Stock Option Plan (Incorporated by reference to Annex A to the Definitive Proxy Statement filed by the Registrant on May 1,
2000).

                                   SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 9th day of May, 2001.

                                          FILM ROMAN, INC.
                                          -----------------------------------
                                          (Registrant)


                                            /s/ John Hyde
                                          -----------------------------------
                                          John Hyde
                                          Chief Executive Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John Hyde and Dixon Q. Dern and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

  SIGNATURE                Title                               Date
------------              -------                             ------

 /s/ John Hyde            Chief Executive Officer,          May 9, 2001
-----------------------   Interim Chief Financial Officer,
JOHN HYDE                 and Director

 /s/ Joan Thompson        Chief Accounting Officer          May 9, 2001
-----------------------
JOAN THOMPSON

 /s/ Robert Cresci        Director                          May 9, 2001
-----------------------
ROBERT CRESCI

 /s/ Dixon Q. Dern        Director                          May 9, 2001
-----------------------
DIXON Q. DERN

 /s/  Peter Mainstain     Director                          May 9, 2001
-----------------------
PETER MAINSTAIN

 /s/ Michael Medavoy      Director                          May 9, 2001
-----------------------
MICHAEL MEDAVOY

 /s/ Phil Roman           Director                          May 9, 2001
-----------------------
PHIL ROMAN

 /s/ Steven Tisch         Director                          May 9, 2001
-----------------------
STEVEN TISCH

 /s/ Daniel Villanueva    Director                          May 9, 2001
-----------------------
DANIEL VILLANUEVA